EXHIBIT 23.1
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                 INDEPENDENT AUDITORS' CONSENT





The Board of Trustees
AMLI Residential Properties Trust:


We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-89594, 333-89598, 333-89622, 333-08813, and 333-
08815) and on Form S-3 (Nos. 333-83923, 333-74300, 333-70076, 333-65503,
333-57327, 333-24433, 333-08819, 33-93120, 33-89508, and 333-110669) of
AMLI Residential Properties Trust of our report dated February 2, 2004, with respect to the consolidated balance sheets of AMLI Residential Properties Trust as of December 31, 2003 and 2002, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2003, and the related financial statement schedule, which report appears in the December 31, 2003 annual report on Form 10-K of AMLI Residential Properties Trust.









                                        /s/ KPMG LLP



Chicago, Illinois
March 10, 2004